CorEnergy Schedules Earnings Release for Second Quarter 2017

KANSAS CITY, Mo.-July 26, 2017 - CorEnergy will report its earnings results and dividend declarations for the second quarter ended June 30, 2017 on August 2, 2017.

CorEnergy will host a conference call on Thursday, August 3, 2017, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.

A replay of the call will be available until 10:59 p.m. Central Time on September 3, 2017 by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 17944. A replay of the conference call will also be available on the Company’s website.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit